Exhibit 5.1

November 5, 2026

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, South Carolina

29730

3D Systems Corporation

Common Stock

Ladies and Gentlemen:

We have acted as special counsel to 3D Systems Corporation, a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-296180) (the “Registration Statement”), which was filed by the Company on May 22, 2026 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of up to $100,000,000 in aggregate initial offering price of certain securities of the Company, which Registration Statement was declared effective by the SEC on May 27, 2026, and (ii) the offer and sale by the Company from time to time of shares of common stock, par value $0.001 per share, having an aggregate gross offering price of up to $42,500,000 (the “Shares”), pursuant to the Controlled Equity OfferingSM Sales Agreement, dated November 5, 2026 (the “Sales Agreement”), by and between the Company and Cantor Fitzgerald & Co., as sales agent (the “Sales Agent”), as described in the Company’s prospectus, dated May 27, 2026, included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated November 5, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement;

(b)	the Base Prospectus;

(c)	the Prospectus Supplement; and

(d)	the Sales Agreement.

In addition, we have examined and relied upon the following:

(i) a certificate from the Secretary of the Company certifying as to (A) true and correct copies of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated By-Laws of the Company (together with the Certificate of Incorporation, the “Organizational Documents”) and (B) the resolutions of the Company’s Board of Directors authorizing, among other things, the filing of the Registration Statement and the Prospectus Supplement and the offer and sale of the Shares by the Company pursuant to the Sales Agreement (the “Authorizing Resolutions”);

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(ii) a certificate, dated November 5, 2026, issued by the Secretary of State of the State of Delaware attesting to the corporate status of the Company in the State of Delaware; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law (“DGCL”).

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Sales Agreement and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed the Sales Agreement, or will sign any document required or permitted to be delivered thereunder, are genuine. All individuals who have signed the Sales Agreement, or will sign any document required or permitted to be delivered thereunder, have the legal capacity to execute the Sales Agreement or such other document.

(d) Documents Binding on Certain Parties. The Sales Agreement and the documents required or permitted to be delivered thereunder are valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their terms.

(e) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the offer and sale of the Shares contemplated by the Registration Statement and the Prospectus. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Sales Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Shares.

3. Validity of Shares. When (a) the Company’s Board of Directors or a duly constituted and acting committee thereof or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the issuance of the Shares from the then authorized number of Common Stock available therefore in conformity with the Authorizing Resolutions, (b) the terms for the issuance and sale of the Shares have been established in conformity with the Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Registration Statement and the Prospectus, (d) the Company has received the consideration provided for in the Sales Agreement, (e) such consideration per share is not less than the amount required by the Authorizing Resolutions and (f) certificates in the form required under the laws of the State of Delaware representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the instructions of the Sales Agent, if such Shares are certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company in accordance with the instructions of the Sales Agent, if such Shares are not represented by certificates, the Shares will be validly issued, fully paid and nonassessable.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. This opinion letter is given as of the date hereof, and we undertake no responsibility to update or supplement these opinions subsequent to the date hereof. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K being filed with the SEC on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to references to us under the caption “Legal Matters” in the Registration Statement and in the Prospectus Supplement relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP